UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2013

SANTEON GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	033-19961	01-0623010
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11700 Plaza America Drive, Suite 810, Reston, Virgina 20190
(Address of principal executive offices, including zip code)

(703) 970-9200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 1.02 Termination of a Material Definitive Agreement

On June 14, 2013 the Employment Agreement dated May 12, 2010 between ubroadcast, Inc., the predecessor to Santeon Group Inc., and Dr. Ahmed Sidky was terminated in accordance with its provisions.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2013, the Company executed a Separation Agreement (the "Agreement") with Dr. Ahmed Sidky in connection with his separation of service as executive officer on June 14, 2013.  Pursuant to the terms of the Agreement, Dr. Sidky will receive (i) all accrued and unpaid salary and reimbursable business expenses up to and including June 14, 2013, and (ii) all unpaid salary accrued in the financial years 2010 and 2011, which shall be paid in twenty (20) installments. As consideration for Dr. Sidky’s execution of Separation Agreement, the Company has agreed to (a) pay to Dr. Sidky 25% of Dr. Sidky’s actual earnings for the year 2012; (b) Where Dr. Sidky timely and properly elects COBRA continuation coverage under the Company’s health plan, the Company has agreed to pay fifty per cent (50%) of the coverage premium then in effect until December 31, 2013; and (c) Dr. Sidky’s common stock options granted under the 2012 Employee Incentive Stock Option Plan shall be accelerated and shall vest immediately on the execution date of the Separation Agreement (the “Execution Date”) subject to Dr. Sidky’s agreement to exercise these options within ninety (90) days of the Execution Date.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)
On June 24, 2013, Santeon Group Inc. (the “Company”) held its 2013 annual meeting of stockholders. Of 1,190,783 shares of common stock issued and outstanding and eligible to vote as of the record date of May 15, 2013, a quorum of 442,994, or 37.2% of the eligible shares, was present in person or represented by proxy.

(b)
The following actions were taken at such meeting, all of which were described in the Company’s definitive proxy statement filed with the Securities Exchange Commission on May 22, 2013 (the “Proxy Statement”):

a.
The following nominees were elected to serve on the Company’s Board of Directors until the Company’s 2014 annual meeting of stockholders and until their successor’s are duly elected and qualified, based on the following votes:

Nominee	Votes For	Votes Against	Abstain	Broker Non-Votes

Dr. Ashraf Rofail	437,239	5,615	140	291,390
Ashraf Yacoub	431,152	11,702	140	291,390
Jason Frankl	425,069	17,785	140	291,390

b.	The selection of RBSM LLC as the Company’s independent registered public accounting firm for 2013 was ratified based on the following votes:

Votes For	Votes Against	Abstain
409,268	2,704	31,022

c.	The compensation of the Company’s named executive officers as disclosed in the Proxy Statement was approved, on a non-binding advisory basis, based on the following votes:

Votes For	Votes Against	Abstain	Broker Non-Votes
411,865	5,576	25,553	291,390

d.
The non-binding advisory vote on the frequency of a stockholder advisory vote on executive compensation. The Proxy Statement asked stockholders to vote on whether the Company should hold an advisory vote of executive compensation every one, two or three years. The Proxy card failed to provide stockholders to vote on a specific year. It was, therefore, decided by the Company to interpret the results of the proxy as being in support of an advisory vote being held every year. Based on this interpretation, the non-binding advisory frequency vote on executive compensation was approved, based on the following votes:

Votes For	Votes Against	Abstain	Broker Non-Votes
401,160	2,625	34,130	296,466

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.02	Separation and Release of Claims Agreement between the Registrant and Dr. Ahmed Sidky.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTEON GROUP INC.
Dated: June 26, 2013	By:	/s/ Ashraf M. Rofail
Ashraf M. Rofail Chairman and CEO